UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 16, 2013, InspireMD, Inc. (the “Company”) consummated its exchange and amendment agreement (the “Agreement”) with the holders (the “Holders”) of the Company’s outstanding senior secured convertible debentures due April 15, 2014 (the “Debentures”). Pursuant to the Agreement, in full satisfaction of the Company’s obligations under the Debentures, the Company (i) repaid $8,787,234 of the outstanding indebtedness evidenced by the Debentures, (ii) issued 2,159,574 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the Holders, and (iii) issued to the Holders warrants (the “$3 Warrants”) to purchase 659,091 shares of Common Stock at an exercise price of $3 per share (collectively, the “Debenture Exchange”). The securities issued to the Holders were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 3(a)(9) of the Securities Act and corresponding provisions of state securities laws.

On April 16, 2013, as a result of the offering price in the Offering (as defined below) being less than $6.00 per share and the issuance of the Shares and the $3 Warrants in connection with the Debenture Exchange, the Company issued to investors in its March 31, 2011 financing (the “March 31 Investors”) an aggregate of 755,207 shares of Common Stock (the “Anti-Dilution Shares”) pursuant to rights the March 31 Investors irrevocably acquired on March 31, 2011 under a securities purchase agreement with the Company (the “2011 SPA”) that provided for the issuance of additional shares of Common Stock to the March 31 Investors in the event the Company issued shares of Common Stock at a price below $6.00 per share or Common Stock equivalents pursuant to which shares of Common Stock may be acquired at a price per share below $6.00. The Company did not receive any consideration in exchange for the Anti-Dilution Shares because they were issued pursuant to pre-existing anti-dilution provisions under the 2011 SPA. The issuance of the Anti-Dilution Shares by the Company did not constitute a “sale” under the Securities Act.

Item 8.01 Other Events.

On April 16, 2013, the Company announced the consummation of an underwritten public offering of its Common Stock (the “Offering”). In the Offering, the Company sold a total of 12,500,000 shares of its Common Stock. The price to the public in the Offering was $2.00 per share, and the aggregate net proceeds of the Offering to the Company were approximately $22.6 million, after the underwriters’ commissions and estimated offering expenses.

A copy of the press release announcing this event is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated April 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: April 18, 2013	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 16, 2013